SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT

        SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT, dated as of August 23, 2005, by and among Gehl Company, a Wisconsin corporation (the “Company”), Neuson Finance GmbH, a corporation organized under the laws of Austria (the “Shareholder”), and Neuson Kramer Baumaschinen AG, a corporation organized under the laws of Austria (the “Parent”).

WITNESSETH:

        A.    WHEREAS, the Shareholder is a direct subsidiary of Parent.

        B.    WHEREAS, the Shareholder is the record holder of 767,349 (1,151,023 on a post-split basis after giving effect to the Company’s three-for-two stock split payable on August 24, 2005 to shareholders of record as of August 10, 2005) shares of the Company’s common stock, $.10 par value per share (the “Common Stock”).

        C.    WHEREAS, on July 1, 2005, the Company filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the offer and sale of up to $75,000,000 of the Company’s securities, including Common Stock.

        D.    WHEREAS, the Company and the Shareholder wish to amend the Shelf Registration Statement to register the offer and sale of up to 431,250 (646,875 on a post-split basis) shares of Common Stock by the Shareholder.

        E.    WHEREAS, the Company is contemplating using the Shelf Registration Statement for an offering of shares of Common Stock (on or before December 31, 2005) to the public through one or more underwriters (such offer and sale of Common Stock (including, without limitation, the offer and sale of the Shareholder Shares (as defined herein)) is referred to herein as the “Offering”).

        F.    WHEREAS, the Shareholder desires to sell in the Offering up to 375,000 (562,500 on a post-split basis) shares of Common Stock, plus up to 56,250 (84,375 on a post-split basis) additional shares of Common Stock with respect to any over-allotment option granted to the underwriter(s) (collectively, the “Shareholder Shares”).

        G.    WHEREAS, the Parent desires to guaranty the obligations of the Shareholder hereunder.

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein made and mutual benefits to be derived from this Agreement, it is hereby agreed as follows:

    1.        Amendment to Shelf Registration Statement; the Offering.

        (a)     The Company shall, prior to the commencement of the Offering, amend the Shelf Registration Statement to cover the registration of the Shareholder Shares.

        (b)     Subject to Section 1(d), the Company shall use its commercially reasonable efforts to have the Shelf Registration Statement declared effective under the 1933 Act by the Commission as soon as practicable after the filing of the amendment described above, and in any event prior to the commencement of the Offering, and to maintain the effectiveness thereof up to and including the consummation of the Offering.

        (c)     If the Offering is commenced on or prior to December 31, 2005, then the Company agrees to allow the Shareholder to participate therein. If the Offering is commenced on or prior to December 31, 2005, then Shareholder agrees to participate in the Offering and sell the Shareholder Shares therein on the same terms and conditions of offering and sale (including, without limitation, purchase price and underwriting discount per share) as agreed to by the Company in connection with its sale of Common Stock thereunder. In connection with the foregoing, within five business days of the Company’s request therefor, the Shareholder shall deliver (i) a Power of Attorney substantially in the form attached hereto as Exhibit A, duly executed by the Shareholder; (ii) a Letter of Transmittal and Custody Agreement substantially in the form attached hereto as Exhibit B, duly executed by the Shareholder; and (iii) any other documents necessary to facilitate the Shareholder’s participation in the Offering (collectively, “Registration Documents”).

        (d)     If the underwriter or underwriters in the Offering advise the Company in writing that the number of shares of Common Stock proposed to be sold in the Offering exceeds the number that can be sold without having a material adverse effect on the success of the Offering, including without limitation an impact on the selling price, then any required reduction in the aggregate number of shares of Common Stock to be sold in the Offering shall be made on a pro rata basis based on the number of shares of Common Stock to be sold by each of the Company and the Shareholder as originally reflected in any preliminary prospectus supplement filed with the Commission in connection with the Offering. Any sale of shares of Common Stock pursuant to an over-allotment option granted to the underwriter(s) in the Offering shall be allocated on a pro rata basis based on the number of shares of Common Stock sold by each of the Company and the Shareholder on a firm commitment basis in the Offering.

        (e)     Notwithstanding any provision in this Agreement to the contrary, the Company may, in its discretionary judgment for any reason whatsoever and without the consent of the Shareholder, withdraw the Shelf Registration Statement or abandon the Offering.

        (f)     The Company agrees to reimburse the Shareholder for the Shareholder’s reasonable attorneys’ fees and expenses incurred in connection with the Offering; provided that the Company shall not be required to reimburse any of the Shareholder’s fees and expenses that exceed $25,000. Additionally, the Company agrees to pay all other costs and expenses incurred by the Company associated with the Shelf Registration Statement and the Offering (including, without limitation, all legal and accounting fees and expenses, printing costs and filing fees incurred by the Company).

    2.        Piggy Back Registration Rights.

        (a)     If, at any time during the period commencing on January 1, 2006 and ending on the earlier of (x) December 31, 2007 or (y) the date on which the Shareholder is no longer an “affiliate” of the Company (“Affiliate”), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (1) the Shareholder has not sold at least 300,000 (450,000 on a post-split basis) Shareholder Shares in the Offering and (2) the Company shall determine to sell shares of Common Stock in an underwritten public offering for cash, then the Company shall give 20 days written notice thereof to the Shareholder; provided, however, that the Company shall not be required to give such notice to the Shareholder if (i) the proposed registration is not to be made on Commission Forms S-1, S-2 or S-3 (or the successors to such forms); or (ii) is (A) a registration of securities other than Common Stock (it being understood that a registration solely of securities which may be convertible into Common Stock shall be deemed to be a registration of securities other than Common Stock); (B) a registration of a stock option, incentive compensation, profit sharing or other employee benefit plan or of securities issued or issuable pursuant to any such plan; or (C) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger, share exchange, consolidation or other business combination involving, another corporation or entity.

        (b)     Subject to Section 2(c), upon receiving any notice required under Section 2(a), if the Shareholder desires to sell shares of Common Stock pursuant to such a registration statement, then it shall provide to the Company, within 15 days after the date of the Company’s notice, written notice (the “Piggy Back Registration Request”) of such desire and the number of shares of Common Stock that the Shareholder wishes to be registered, such number not to exceed the total number of Shareholder Shares, less any Shareholder Shares sold in the Offering. Such Piggy Back Registration Request shall be accompanied by the Registration Documents. The Company will use its best efforts to register all of the Shareholder Shares requested to be registered by the Shareholder in its Piggy Back Registration Request concurrently with the registration of Common Stock by the Company on its own behalf and on the same terms and conditions of offering and sale as contemplated and agreed to by the Company (“Piggy Back Registration”). If the Shareholder requests to participate in any Piggy Back Registration, then it must sell the shares of Common Stock subject thereto on the same terms and conditions of offering and sale (including, without limitation, purchase price and underwriting discount per share) as agreed to by the Company in connection with its sale of Common Stock thereunder.

        (c)     If the underwriter or underwriters in any offering pursuant to a Piggy Back Registration pursuant to this Section 2 advise the Company in writing that the number of shares of Common Stock proposed to be sold in such offering exceeds the number that can be sold without having a material adverse effect on the success of the offering, including without limitation an impact on the selling price, then any required reduction in the number of shares of Common Stock shall be made on a pro rata basis based on the number of shares of Common Stock to be sold by each of the Company and the Shareholder.

    3.        Demand Registration.

        (a)     If, at any time during the period commencing on January 1, 2006 and ending on the earlier of (x) December 31, 2007 or (y) the date on which the Shareholder is no longer an Affiliate, the Shareholder has not sold at least 300,000 (450,000 on a post-split basis) Shareholder Shares in the aggregate pursuant to Sections 1 or 2 hereof, then the Shareholder may make a written request of the Company (“Demand Registration Request”) to file a registration statement (“Demand Registration Statement”) under the 1933 Act with the Commission covering the proposed sale to the public of a specified number of shares of Common Stock, such number not to exceed the total number of Shareholder Shares, less any Shareholder Shares sold pursuant to Sections 1 and 2 hereof. Any such Demand Registration Request shall be accompanied by Registration Documents duly executed by the Shareholder.

        (b)     Subject to Section 4, upon receipt of a Demand Registration Request in compliance with Section 3(a) from the Shareholder, the Company shall, as promptly as practicable, and in any event within 60 days after the receipt of the Demand Registration Request, prepare and file with the Commission a registration statement, on such form as it may determine in its reasonable judgment to be appropriate, covering such proposed sale of all shares of Common Stock requested to be registered pursuant to the Demand Registration Statement. Alternatively, the Company may promptly deliver to the Shareholder an instruction that the Shareholder will be permitted to utilize the available capacity under the Shelf Registration Statement with respect to the Shareholder Shares (a “Shelf Instruction”), in which case the Company shall, as promptly as practicable, and in any event within 60 days after the receipt of the Demand Registration Request, prepare and file with the Commission a prospectus supplement (which may be a preliminary prospectus supplement or a definitive prospectus supplement as directed by the Shareholder) covering such proposed sale of all shares of Common Stock requested to be registered. The public offering of shares of Common Stock to be covered by the Demand Registration Statement or the Shelf Registration Statement under this Section 3 shall be either (i) a firm commitment underwritten offering (providing for a broad distribution of the shares to be sold) utilizing one or more underwriters selected jointly by the Company and the Shareholder or (ii) a sale of shares in open market transactions into a diverse market of purchasers effected on such primary market or exchange on which the Common Stock is then traded. Notwithstanding the foregoing, the Shareholder may, in its discretionary judgment for any reason whatsoever, withdraw a Demand Registration Request upon notice in writing to the Company at any time prior to the effective date of the registration statement with respect to such Demand Registration, and, in that event, such Demand Registration Request shall not be treated as a Demand Registration for purposes of this Section 3; provided, however, that the Shareholder shall be obligated to reimburse the Company for its reasonable fees and expenses incurred in connection with the withdrawn request.

        (c)     Subject to Section 4, the Company will use its commercially reasonable efforts to have the Demand Registration Statement or the Shelf Registration Statement, as the case may be, declared effective under the 1933 Act by the Commission as soon as practicable after the filing thereof (if the Company elects to file a Demand Registration Statement) and to maintain the effectiveness of the Demand Registration Statement or the Shelf Registration Statement, as the case may be, for a period of at least 120 days from the effective date of the Demand Registration Statement or the date of the prospectus supplement filed with respect to a Shelf Instruction, respectively.

        (d)     The Company shall only be required to file one Demand Registration Statement or deliver one Shelf Instruction for the benefit of the Shareholder hereunder; provided, however, that a Demand Registration Statement filed, or the Shelf Instruction delivered, by the Company pursuant to this Section 3 shall not fulfill such requirement until the Demand Registration Statement or the Shelf Registration Statement, as the case may be, has become effective under the 1933 Act and been maintained effective for the applicable 120-day period specified in Section 3(c).

        (e)     The Company shall be entitled to include, as part of any offering pursuant to a Demand Registration Request, additional shares of Common Stock proposed to be sold by the Company and/or other shareholders of the Company; provided, however, that the rights of the Company and/or such other shareholders to include Common Stock under such offering shall be subordinate in all respects to the prior rights of the Shareholder to include shares of Common Stock thereunder if a conflict of interest thereunder shall occur among such parties; provided, further, that if the underwriter or underwriters in such offering advise the Company in writing that the number of shares of Common Stock proposed to be sold in such offering exceeds the number that can be sold without having a material adverse effect on the success of the offering, including without limitation an impact on the selling price, then any required reduction of the number of shares of Common Stock shall be as follows: first, the shares of Common Stock of the Company and/or other shareholders of the Company, and second, the Shareholder Shares.

    4.        Denial, Postponement or Suspension of Demand Registration.

        (a)     If the Company receives a Demand Registration Request in compliance with Section 3(a) and is then contemplating filing with the Commission within the next 75 days a registration statement or otherwise commencing an offering which (in either event) would trigger the application of Piggy Back Registration rights of the Shareholder under Section 2 hereof, then the Company may deny the Demand Registration Request; provided, however, that within such 75-day period the Company must (a) file a registration statement under the 1933 Act and use its commercially reasonable efforts to cause such registration statement to become effective and (b) allow the Shareholder the opportunity to register for sale under the 1933 Act the number of shares of Common Stock specified in the Demand Registration Request. The Company shall give prompt written notice to the Shareholder of any such denial. If the Company does not provide the Shareholder with the opportunity to participate in such a Piggy Back Registration within such 75-day period, then such Demand Registration Request shall be automatically and immediately reinstated.

        (b)     The Company will be entitled to postpone for up to 120 days during any 365-day period, which period shall give effect to any suspension period permitted under Section 4(a), the filing with the Commission of the Demand Registration Statement or the prospectus supplement relating to a Shelf Instruction, and to suspend sales thereunder for up to 120 days, if the Board of Directors of the Company (acting by resolution) shall have determined in good faith that proceeding with the Demand Registration Request at such time would have a material adverse effect on the Company or the Company shall have determined upon the advice of counsel that it would be required to disclose any actions taken or proposed to be taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Company or on such actions; provided, however, that in computing the 120-day period for which the Company is required to maintain effectiveness of the Demand Registration Statement or the Shelf Registration Statement pursuant to Section 3(c) hereof, the period of any such suspension shall not be included. The Company shall give prompt written notice to the Shareholder of any such postponement or suspension and shall likewise give prompt written notice to the Shareholder of termination of such postponement or suspension. The Shareholder hereby agrees to postpone the sale of any shares of Common Stock registered pursuant to the Demand Registration Statement or Shelf Registration Statement, as the case may be, during any postponement or suspension of sales of Common Stock thereunder by the Company permitted under this Section 4(b).

    5.        Expenses. Except as set forth in Section 1(f), the Shareholder and Parent shall pay (a) the expenses of any attorneys, accountants or other advisors or professionals which any of them engage in connection with the sale of shares of Common Stock by the Shareholder pursuant to this Agreement and (b) all underwriting or brokerage commissions and discounts associated with the shares of Common Stock sold by the Shareholder pursuant to this Agreement. The Company shall pay all other costs and expenses incurred by it associated with the Shelf Registration Statement, the Demand Registration Statement or any Piggy Back Registration (including, without limitation, all legal and accounting fees and expenses, printing costs and filing fees incurred by the Company).

    6.        Holdback Agreement; Further Cooperation; Confidentiality.

        (a)     By execution of this Agreement, the Shareholder hereby agrees (to the extent requested in writing by the underwriter for any offering) that, prior to the earlier of December 31, 2007, or the date on which the Shareholder is no longer an Affiliate, it will not offer, sell or otherwise dispose of any shares of Common Stock owned by the Shareholder, in the open market or otherwise, during the period commencing with the execution of an applicable underwriting agreement and ending on the 90th day after the date of the final prospectus for an underwritten public offering or distribution of Common Stock (or any security convertible into or exchangeable for Common Stock) by the Company, other than as allowed under this Agreement. Without limiting the generality of Section 6(b) hereof and in addition to the foregoing sentence, the Shareholder agrees that the underwriting agreement to be executed in connection with the Offering and any underwriting agreement to be executed in connection with an offering made in accordance with Section 2 or Section 3 is expected to include a customary lock-up agreement, which will be entered into by the directors and executive officers of the Company as well as the Shareholder, and which will extend for a period of 90 days following the pricing of the Offering, which period may be extended upon notice to the Shareholder under certain circumstances where the Company announces earnings or material news or a material event during the last 17 days of the 90-day period or if, prior to the expiration of the 90-day period, the Company announces that it will release earnings within the 16-day period after the last day of the 90-day period, all on terms reasonably acceptable to the underwriters of the Offering and any other offering made in accordance with Section 2 or Section 3.

        (b)     In connection with the Shelf Registration Statement, the Demand Registration Statement or any Piggy Back Registration, the Shareholder will furnish or cause to be furnished such further written information with respect thereto, and use commercially reasonable efforts to render such further cooperation, to the Company, any underwriter and any broker-dealer as the Company, such underwriter or broker-dealer may reasonably request. The Shareholder hereby agrees to execute and enter into customary underwriting documents in connection therewith as are reasonably requested by the managing underwriter of such offering or by the Company.

        (c)     Upon receiving any notice from the Company hereunder respecting any contemplated or pending registration statement of or offering by the Company, the Shareholder shall strictly maintain the confidentiality of such contemplated or pending registration statement or offering and shall make no public disclosures or comments with respect thereto, except as may be required by applicable laws and regulations, and shall trade in the Company’s securities while in possession of such nonpublic information only in accordance with applicable laws and regulations.

    7.        Indemnification and Contribution.

        (a)     In connection with the registration of any Shareholder Shares pursuant to this Agreement, the Company (except in instances in which the Shareholder is obligated to provide indemnification as provided below) shall indemnify and hold harmless the Shareholder and its respective officers, directors and controlling persons from any and all loss, liability, claims, damages and expenses (including reasonable attorneys’ fees and disbursements) incurred by them insofar as such losses, liabilities, claims, damages and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus covering the shares of Common Stock to be sold, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Shareholder shall indemnify and hold harmless the Company (and, if applicable, its officers, directors, partners and controlling persons) from any and all loss, liability, claims, damages and expenses (including reasonable attorneys’ fees and disbursements) incurred by them insofar as such losses, liabilities, claims, damages and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact furnished by the Shareholder to the Company in writing for use in such registration statement or prospectus related thereto, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Shareholder shall only be liable in any such case to the extent that any such loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Shareholder as furnished in writing to the Company by or on behalf of the Shareholder expressly for use in the registration statement or prospectus covering the shares of Common Stock to be sold.

        (b)     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unenforceable, each indemnifying party, in lieu of indemnifying an indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person (including, in each case, that of their respective officers, directors, employees and agents) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by indemnifying party, on the one hand, or by or on behalf of the indemnified party, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above, subject to the provisions set forth in Section 7 (c) below, shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        (c)     The Company and the Shareholder each agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (b) above. Notwithstanding the provisions of this paragraph (c), the Shareholder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the shares of Common Stock sold by the Shareholder exceeds (B) the amount of any damages which the Shareholder has otherwise been required to pay.

        (d)     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    8.        Additional Matters.

        (a)     This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Wisconsin applicable to contracts made and performed in Wisconsin, regardless of the fact that individuals who are a party hereto may be or become a resident of a state or jurisdiction other than Wisconsin.

        (b)     Except as otherwise provided in this Agreement, all notices, requests, demands and other communications hereunder shall be deemed to be duly given if delivered by hand, if mailed by certified or registered mail with postage prepaid or if delivered by electronic facsimile:

    (i)        If to the Company: to Gehl Company, 143 Water Street, West Bend Wisconsin 53095, facsimile: (262) 334-6603, Attention: Corporate Secretary (with a copy to: Jay O. Rothman, Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; facsimile: (414) 297-4900).

    (ii)        If to the Shareholder and/or Parent: to Neuson Finance GmbH, Attention: Güenther Binder, Hasidfeldstrasse 37, 4060 Leonding, Austria; facsimile: 0043 732 90 590 110 (with a copy to: John Giouroukakis, Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, 10022; facsimile: (212) 751-4864).

    (iii)        Any person entitled to receive notice hereunder may change its address at which notice is to be received or designate another person to receive notice by giving notice to all other parties and persons entitled to receive notice in the manner provided in this Section.

        (c)     This instrument and the exhibits hereto embody the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all prior agreements and understandings between the parties.

        (d)     This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute but one and the same instrument.

        (e)     This Agreement shall not be assigned by the Shareholder or Parent without the written consent of the Company and any attempted assignment without such consent shall be null and void and without legal effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, any successor and assign of the Company and, if the consent required by this Section is properly secured, the successors and assigns of the Shareholder and/or Parent. Upon any assignment by the Shareholder or Parent hereunder, each assignee shall become the Shareholder or Parent, as the case may be, for all purposes under this Agreement. Any assignment in violation of this Section 8(e) shall be null and void for all purposes and the party attempting to effect such an assignment shall be liable for any claims against or incurred by the nonassigning parties as a result of such attempted assignment.

        (f)     The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

        (g)     This Agreement shall terminate and be of no further force or effect, except with respect to the provisions set forth in Section 7, which shall survive such termination, upon the earlier to occur of (i) the unanimous written agreement of the Company and the Shareholder, (ii) December 31, 2007 or (iii) either the date on which the Shareholder has sold at least 300,000 (450,000 on a post-split basis) shares of Common Stock in the aggregate pursuant to Sections 1, 2 and 3 hereof or the date that the Shareholder has otherwise sold at least 500,000 (750,000 on a post split basis) shares of Common Stock in the aggregate.

    9.        Parent Guaranty. Parent agrees that it will cause the Shareholder to perform its obligations under this Agreement and that Parent and the Shareholder shall be jointly and severally liable for any failure by the Shareholder to perform its obligations under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

GEHL COMPANY
By: /s/ William D. Gehl
Chairman and CEO
NEUSON FINANCE GMBH
By: /s/ Güenther Binder
Güenther Binder
NEUSON KRAMER BAUMASCHINEN AG
By: /s/ Hans Neunteufel
Hans Neunteufel
NEUSON KRAMER BAUMASCHINEN AG
By: /s/ Güenther Binder
Güenther Binder

Exhibit A to Shareholder and Registration Rights Agreement

GEHL COMPANY

Common Stock
(par value $.10 per share)

POWER OF ATTORNEY OF SELLING SHAREHOLDER

        The undersigned shareholder (“Shareholder”) of Gehl Company, a Wisconsin corporation (“Company”), is a party to a Shareholder and Registration Rights Agreement with the Company, dated as of August 23, 2005 (“Agreement”), pursuant to which the Company has provided certain rights to the Shareholder to publicly sell shares of the Company’s common stock, $.10 par value (“Common Stock”), pursuant to certain registration statements which have been or may be filed by Company under the Securities Act of 1933, as amended (the “1933 Act”), subject to the terms of the Agreement. In order to facilitate the sale of its Common Stock under the terms of the Agreement, the Shareholder is executing this Power of Attorney and is concurrently executing and delivering a Letter of Transmittal and Custody Agreement (“Custody Agreement”) pursuant to which the number of shares of Common Stock set forth opposite the name of the Shareholder on the signature page hereof are initially being deposited electronically with American Stock Transfer and Trust Company pursuant to The Depository Trust Company’s DWAC system (“DWAC”) to hold as custodian (“Custodian”).

    1.       In connection with the foregoing, the undersigned Shareholder hereby appoints William D. Gehl, Malcolm F. Moore, Thomas M. Rettler and Michael J. Mulcahy, and each of them individually, as attorneys-in-fact (collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”) of the undersigned Shareholder, with full power and authority in the name of, and for and on behalf of, the undersigned Shareholder:

    A.       to do all things necessary under the Agreement to sell up to the number (“Maximum Number”) of shares of Common Stock set forth opposite the name of the Shareholder on the signature page hereof being deposited pursuant to DWAC herewith by or on behalf of the Shareholder with the Custodian (“Shares”);

    B.       for the purpose of effecting such sales, to negotiate, execute and deliver any underwriting agreement (and any amendment or supplement thereto), among the Company, the Shareholder, any other shareholders and any underwriters which are a party thereto; provided, however, that Shareholder must sell its Shares included in the Offering (as defined in the Agreement) or any Piggy Back Registration (as defined in the Agreement) on the same terms and conditions of offering and sale (including, without limitation, purchase price and underwriting discount per share), as agreed to by the Company in connection with its sale of Common Stock thereunder.

    C.       to give such orders and instructions to the Company, any other shareholder, any underwriter, any broker-dealer or the Custodian or any other person as the Attorneys-in-Fact or any Attorney-in-Fact individually may determine, including, without limitation, orders or instructions for the following: (i) the delivery pursuant to DWAC of the Shares against receipt of the purchase price therefor; (ii) the payment out of the proceeds of any sale of the Shares of all commissions, fees and expenses as are to be borne by the Shareholder in accordance with the terms of the Agreement; (iii) the remittance of the net balance of the proceeds from any sale of the Shares to be sold in accordance with such payment instructions as the Attorneys-in-Fact or any one of them may have received from the Shareholder; and (iv) the return to the Shareholder for its nominee pursuant to DWAC of the number of Shares, if any, deposited with the Custodian which are in excess of the number of Shares actually sold;

D. to join the Company, if necessary, in withdrawing any registration statement if the Company should desire to withdraw such registration;

E. to retain legal counsel, accountants or other advisors in connection with any and all matters referred to herein; and

    F.       to make, execute, acknowledge and deliver all other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Securities and Exchange Commission (including a request or requests for acceleration of the effective date of any registration statement) and state securities law authorities, any underwriting agreement, the Custody Agreement or any agreement with the Company with regard to registration rights and expenses, and certificates and other documents required to be delivered by or on behalf of the Shareholder pursuant to the Agreement or any underwriting agreement or the Custody Agreement, and specifically to execute on behalf of the undersigned stock powers and transfer instructions relating to the Shares to be sold by the undersigned Shareholder, and in general to do any and all things and to take any and all actions which the Attorneys-in-Fact, acting together or individually, may consider necessary or proper in connection with, or to carry out and comply with, all terms and conditions of the Agreement or any underwriting agreement and the Custody Agreement and the aforesaid sale of Shares.

    2.       This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Company, any underwriters and any broker-dealer; and, in consideration of those interests and for the purpose of completing the transactions contemplated by the Agreement and this Power of Attorney, this Power of Attorney and all authority conferred hereby, to the extent enforceable by law, shall be deemed an agency coupled with an interest and shall be irrevocable and not subject to termination by the Shareholder or by operation of law, and the obligations of the Shareholder under the Agreement similarly are not to be subject to termination, except as set forth in the immediately succeeding paragraph. If the Shareholder should be dissolved or if any other such event should occur before the delivery of the Shares to be sold by the Shareholder under the Agreement, such Shares shall be delivered pursuant to DWAC by or on behalf of the Shareholder in accordance with the terms and conditions of the Agreement and any underwriting agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact or any one of them pursuant to this Power of Attorney and by the Custodian under the Custody Agreement shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact shall have received notice of such dissolution or other event.

        Notwithstanding the foregoing, if an underwriting agreement in connection with the sale of Shareholder Shares contemplated by the Agreement is not executed and delivered on or prior to [December 31, 2005](1) [the 240th day after the date of this Custody Agreement](2), then from and after such date the undersigned shall have the power to revoke all authority hereby conferred by giving written notice to each of the Attorneys-in-Fact that this Power of Attorney has been terminated; subject, however, to all lawful action done or performed by the Attorneys-in-Fact or any one of them, pursuant to this Power of Attorney prior to the actual receipt of such notice.

    3.        The Shareholder ratifies all that the Attorneys-in-Fact or any one of them shall do by virtue of this Power of Attorney.

    4.        The Shareholder agrees to hold the Attorneys-in-Fact, jointly and severally, free and harmless from any and all loss, damage, liability or expense incurred in connection herewith, including reasonable attorneys’ fees and costs, which they, or any of them acting alone, may sustain as a result of any action taken in good faith hereunder.

Dated:___________________	Very truly yours,
No. of Shares Subject to	NEUSON FINANCE GMBH
Registration and Sale:
_________________________	By:____________________________________
Name:__________________________________
Title:__________________________________

    (1)        Language to be used with respect to the Offering.

    (2)        Language to be use in all circumstances other than the Offering.

Exhibit B To Shareholder and Registration Rights Agreement

GEHL COMPANY

Common Stock
(par value $.10 per share)

LETTER OF TRANSMITTAL AND CUSTODY AGREEMENT

American Stock Transfer and Trust Company
59 Maiden Lane
New York, NY 10038
Attention: Susan Silber

Ladies and Gentlemen:

        Pursuant to the terms of the Shareholder and Registration Rights Agreement, dated as of August 23, 2005 (“Agreement”), the undersigned is entitled to registration under the Securities Act of 1933, as amended (“1933 Act”), of certain issued and outstanding shares of common stock, par value $.10 per share (“Common Stock”), of Gehl Company, a Wisconsin corporation (“Company”), owned by the undersigned shareholder (“Seller”) in the amount set forth on the signature page hereto. In connection herewith, there are being delivered to you via The Depository Trust Company’s DWAC System (“DWAC”) such shares of Common Stock (the “Shares”). These shares of Common Stock are to be held by you as Custodian for the account of the Seller and are to be disposed of by you solely in accordance with this Letter of Transmittal and Custody Agreement (“Custody Agreement”).

        Concurrently with the execution and delivery of the Agreement, the Seller has executed a power of attorney (“Power of Attorney”), the form of which has been furnished to you, to William D. Gehl, Malcolm F. Moore, Thomas M. Rettler and Michael J. Mulcahy (individually an “Attorney-in-Fact” and together the “Attorneys-in-Fact”), authorizing each of such Attorneys-in-Fact to sell the Shares or a portion of the Shares as the Attorneys-in-Fact acting jointly, or any of them acting individually, may determine, and for that purpose to enter into any underwriting agreement (“Underwriting Agreement”), among the Company, the underwriters named therein, any other selling shareholders and the Seller.

        You are hereby authorized and directed to hold the Shares deposited with you hereunder, and prior to any sale or other required time of delivery for sale (each, a “Time of Delivery”) of which you shall have been given prior notice by or on behalf of the Company, any underwriter or any broker-dealer, and upon the instructions of the Attorneys-in-Fact or any individual Attorney-in-Fact you are: (i) to deliver pursuant to DWAC to such DTC participant accounts and in such denominations as the Company, the underwriters or any broker-dealer shall have instructed you, the Shares; (ii) to receive payment for Shares so sold and to distribute the net proceeds payable upon such sale in accordance with the payment instructions set forth below the name of the Seller at the end of this Custody Agreement or such other instructions you shall have received prior to the Time of Delivery by any of the Attorneys-in-Fact. Upon instructions from any of the Attorneys-in-Fact, you shall return to the Seller pursuant to DWAC the number of shares of Common Stock, if any, then held by you on behalf of the Seller which are in excess of the total number of Shares sold by the Seller.

        Notwithstanding the foregoing, if an underwriting agreement in connection with the sale of Shareholder Shares has not been executed and delivered on or prior to [December 31, 2005](1) [the 240th day after the date of this Custody Agreement](2) then, upon the written request of the Seller to you, you are to return to the Seller, or as the Seller may otherwise direct, the shares of Common Stock then on deposit and received by you on behalf of the Seller pursuant to this Custody Agreement, and this Custody Agreement shall forthwith terminate.

        Under the terms of the Power of Attorney, the authority conferred thereby is granted and conferred subject to the interests of the Company, any underwriters and any broker-dealer and, is, to the extent enforceable by law, irrevocable and not subject to termination by the Seller or by operation of law, whether by the dissolution of the Seller or by the occurrence of any other event, and the obligations of the Seller under the Agreement similarly are not to be subject to termination, except as set forth in the immediately preceding paragraph. Accordingly, the Shares and your authority are subject to the interests of the Company, any underwriters and any broker-dealers, and this Custody Agreement and your authority hereunder shall be, to the extent enforceable by law, irrevocable and not subject to termination by the Seller or by operation of law, whether by the dissolution of the Seller or by the occurrence of any other event. If Seller should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by the Seller hereunder, the Shares shall be delivered by or on behalf of the Seller in accordance with the terms and conditions of the Agreement and this Custody Agreement, and actions taken by you hereunder or by any of the Attorneys-in-Fact, pursuant to the Power of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not you or any of the Attorneys-in-Fact shall have received notice of such dissolution or other event.

        Until payment of the purchase price for the Shares to be sold by the Seller has been made as herein and in the Agreement provided, the Seller shall, except as otherwise specifically provided herein, have all the rights of ownership of such Shares.

        You shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Custody Agreement given to you by any of the Attorneys-in-Fact.

        It is understood that you assume no responsibility or liability to any person other than to deal with the Shares deposited pursuant to DWAC and the proceeds from the sale of the Shares, all in accordance with the provisions of this Custody Agreement, and the Seller agrees to indemnify and hold you harmless with respect to anything done by you in good faith in accordance with the foregoing instructions. It is understood that your reasonable fees and expenses in acting hereunder will be paid by the Company.

    (1)        Language to be used with respect to the Offering.

    (2)        Language to be use in all circumstances other than the Offering.

        Please acknowledge your acceptance hereof as Custodian and receipt of the Shares deposited by executing and returning one of the enclosed copies hereof to the undersigned.

Dated:___________________	Very truly yours,
No. of Shares Subject to	NEUSON FINANCE GMBH
Registration and Sale:
_________________________	By:____________________________________
Name:_______________________________
Title:________________________________

PAYMENT INSTRUCTIONS

        The balance of funds held by the Custodian representing net proceeds (after payment of discounts and expenses) received upon the sale of Shares are to be remitted in accordance with the provisions of this Letter of Transmittal and Custody Agreement as follows (select one):

A.	Deposit to an account of Seller with the Custodian:

Account No._______________________________________________ Account Name______________________________________________

B.	Wire transfer to an account of Seller at a bank:

Bank Name__________________________________________________
Bank Address________________________________________________
                                       __________________________________________
(Attention of)________________________________________________
Account No.  ________________________________________________
Account Name _______________________________________________

C.	Mail official bank check (payable to the order of the Seller) to:

Name____________________________________________ Address__________________________________________ __________________________________________ __________________________________________

D.	Other instructions: __________________________________________

ACKNOWLEDGEMENT AND RECEIPT

        American Stock Transfer and Trust Company, as Custodian, acknowledges acceptance of the duties of Custodian under the foregoing Letter of Transmittal and Custody Agreement and receipt via DWAC of the Shares referred to therein.

Dated: ______________________

By:___________________________________
(Authorized Officer)
Attest:________________________________
(Authorized Officer)